Exhibit 10.4

First Amendment

to the Salt Blockchain Inc. 2019 Equity Incentive Plan

The Salt Blockchain Inc. 2019 Equity Incentive Plan (the “Plan”) is hereby amended as set forth below:

1.            Section 3.(a) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“3.(a)   Stock Subject to the Plan. Subject to the adjustment provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 10,477,897 Shares. The Shares may be authorized but unissued or reacquired Common Stock.”

2.            Capitalized terms as used in this Amendment and not otherwise defined in this Amendment, shall have the meanings assigned to them in the Plan. The Plan shall otherwise be unchanged by this Amendment.

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This Amendment was duly adopted by the board of directors of Salt Blockcahin Inc. by resolution approved by unanimous written consent of the Board of Directors dated as of Janaury 27, 2023, and approved by the written consent of the stockholders of Salt Blockchain Inc. on Janaury 27, 2023, in accordance with Section 16 of the Plan.

Salt Blockchain Inc.

By:	/s/ Shawn Owen
Shawn Owen, Interim Chief Executive Officer